EXHIBIT 99.3

                           AGREEMENT TO FILE JOINTLY

     We,  the  undersigned,  hereby  express  our  agreement  that the  attached
Schedule 13D is filed on behalf of each of us.


                                           AVENTIS PHARMACEUTICALS INC.



Date: January 9, 2002                      By:  /s/Edward H. Stratemeier
                                           Edward H. Stratemeier
                                           Vice President



                                           AVENTIS HOLDINGS INC.



Date: January 9, 2002                      By:  /s/Phillip R. Ridolfi
                                           Phillip R. Ridolfi
                                           President



                                           RHONE-POULENC RORER INC.



Date: January 9, 2002                      By:  /s/Edward H. Stratemeier
                                           Edward H. Stratemeier
                                           Vice President